UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – September 3, 2015
(Date of earliest event reported)
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ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On September 3, 2015, the Board of Directors of Allegion plc (the “Company”) approved a plan to sell the Company’s majority stake in Bocom Wincent Technologies Co., Ltd. (“Bocom Wincent”) to an affiliate of American Industrial Acquisition Corporation (AIAC). As a result of the plan, management determined that the assets of Bocom Wincent, which primarily consist of accounts receivable, costs in excess of billings on uncompleted contracts and goodwill, were impaired. The Company expects to record a charge of approximately $80 million to $90 million in the third quarter of 2015 to write the carrying value of the assets down to their estimated fair value based on the estimated consideration it expects to receive as a result of the sale. The charge is not expected to result in future cash expenditures.

Item 8.01	Other Items

On September 7, 2015, the Company issued a press release announcing that it, through two subsidiaries, had signed a definitive agreement to sell its majority stake in Bocom Wincent to an affiliate of AIAC. The press release is filed at Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Allegion plc dated September 7, 2015

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	September 8, 2015	/s/ Patrick S. Shannon
Patrick S. Shannon Senior Vice President and Chief Financial Officer